UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2011

Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100
Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On May 18, 2011, Concho Resources Inc. (the “Company”) and certain of its subsidiaries entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named in Schedule 1 thereto (collectively, the “Underwriters”), in connection with an underwritten public offering of $600 million aggregate principal amount of the Company’s 6.5% Senior Notes due 2022 (the “Notes”). The issuance and sale of the Notes has been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to an automatic shelf Registration Statement on Form S-3 (Registration No. 333-161809), as amended, of the Company, filed with the Securities and Exchange Commission (the “Commission”) on September 9, 2009 (the “Registration Statement”). The Notes will be issued pursuant to a new supplemental indenture to the Company’s existing indenture among the Company, its subsidiaries and Wells Fargo Bank, National Association, as Trustee, and will be guaranteed on a senior unsecured basis by the Company’s subsidiaries. Closing of the issuance and sale of the Notes occurred on May 23, 2011. A legal opinion related to the Notes is filed herewith as Exhibit 5.1.
     The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any debt securities issued or guaranteed by the Company having a term of more than one year (other than the Notes) for a period of 45 days after the date of the Underwriting Agreement without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.
     The Underwriters or their affiliates have from time to time provided investment banking, commercial banking and financial advisory services to the Company, for which they have received customary compensation. The Underwriters and their affiliates may provide similar services in the future. In particular, certain of the underwriters or their affiliates are lenders under the Company’s credit facility and will receive a portion of the net proceeds from this offering. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
     Supplemental Indenture for 6.5% Senior Notes due 2022
     On May 23, 2011, the Company completed the public offering of the Notes. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by certain of the Company’s subsidiaries (collectively, the “Subsidiary Guarantors”): COG Holdings LLC, COG Operating LLC, COG Realty LLC, Concho Energy Services LLC, Concho Oil & Gas LLC and Quail Ranch LLC.

     The terms of the Notes are governed by the indenture dated as of September 18, 2009 (the “Base Indenture”), among the Company, certain of the Subsidiary Guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the fourth supplemental indenture, dated as of May 23, 2011 (the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”).
     The Notes will mature on January 15, 2022, and interest is payable on the Notes on each January 15 and July 15, commencing on January 15, 2012. The Company may redeem some or all of the Notes at any time on or after January 15, 2017 at the redemption prices specified in the Indenture. The Company may also redeem up to 35% of the Notes using all or a portion of the net proceeds of certain public sales of equity interests completed before July 15, 2014 at a redemption price as specified in the Indenture. If the Company sells certain assets or experiences specific kinds of change of control, each as described in the Indenture, each holder of the Notes will have the right to require the Company to repurchase the Notes at a purchase price described in the Indenture plus accrued and unpaid interest, if any, to the date of repurchase.
     The Notes are the Company’s senior unsecured obligations, and will rank equally in right of payment with all of the Company’s existing and future senior debt, and will rank senior in right of payment to all of the Company’s future subordinated debt. The Notes will be effectively subordinated to all of the Company’s existing and future secured debt to the extent of the value of the collateral securing such indebtedness.
     The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to, among other things: (i) incur additional indebtedness; (ii) pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity; (iii) make certain investments; (iv) use assets as collateral in other transactions; (v) sell certain assets or merge with or into other companies; and (vi) enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications.
     The Indenture contains customary events of default, including:
•	default in any payment of interest on any Note when due, continued for 30 days;
•	default in the payment of principal of or premium, if any, on any Note when due;
•	failure by the Company to comply with its obligations under the Indenture, in certain cases subject to notice and grace periods;
•	payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries (as defined in the Indenture) in the aggregate principal amount of $30.0 million or more;
•	certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (as defined in the Indenture) or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;
•	failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay certain final judgments aggregating in excess of $30.0 million within 60 days; and
•	any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, ceases to be in full force and effect, is declared null and void in a judicial proceeding or is denied or disaffirmed by its maker.

     If an event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on the Notes to be due and payable, or, in the case of certain events of default relating to bankruptcy, insolvency or reorganization, those amounts will automatically become immediately due and payable.
     Other material terms of the Notes, the Base Indenture and the Supplemental Indenture are described in the prospectus supplement, dated May 18, 2011, as filed by the Company and the Subsidiary Guarantors with the Commission on May 19, 2011. The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to such Indenture (including the form of Notes attached thereto), a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The description contained under Item 1.01 above is incorporated by reference in its entirety into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated May 18, 2011 by and among Concho Resources Inc., the subsidiary guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein.

4.1	Fourth Supplemental Indenture, dated May 23, 2011, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 6.5% Senior Notes due 2022 (included in Exhibit 4.1).

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: May 23, 2011	By:	/s/ C. WILLIAM GIRAUD
		Name:	C. William Giraud
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated May 18, 2011 by and among Concho Resources Inc., the subsidiary guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein.

4.1	Fourth Supplemental Indenture, dated May 23, 2011, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 6.5% Senior Notes due 2022 (included in Exhibit 4.1).

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).